UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On January 14, 2019, AeroVironment, Inc. (the “Company”) notified Monrovia Technology Campus LLC (the “Landlord”) of its exercise of the Company’s one-time right of early termination to terminate its lease with respect to the space located at 800 Royal Oaks Drive, Suite 210, Monrovia, CA 91016 (the “Leased Premises”), effective as of January 15, 2020 (the “Termination Date”), pursuant to the terms of the lease agreement for the Leased Premises by and between the Company and the Landlord, dated September 24, 2015 (the “Lease”).  In connection with termination of the Lease, the Company will pay a termination fee of approximately $1,086,263.61 within thirty days of the notice. The Company will continue to pay its monthly base rent of $88,653 through June 30, 2019 and $91,313 thereafter, and all other charges due for the Leased Premises in accordance with the terms of the Lease until the Termination Date.  All operations and personnel located at the Leased Premises will be transferred to other Company facilities in Simi Valley, CA.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, including addendums thereto, which was filed by the Company as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on December 9, 2015, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: January 18, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer